U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

             Date of Report (Earliest event reported): July 23, 2004

                     FLEXIBLE SOLUTIONS INTERNATIONAL INC.

          NEVADA                                           91-1922863
(State or other jurisdiction                   (IRS employer identification No.)
     of incorporation)

                2614 Queenswood Dr., Victoria, BC Canada V8N 1X5
           (Address of principal executive offices including zip code)

                                  250 477 9969
                 (Issuer's telephone number including area code)

ITEM 6. Appointment of Principal Officers

On July 23, 2004 Flexible Solutions International, Inc., issued a press release announcing the appointment of Fred J. Kupel as the Company's Chief Financial Officer. In the same release, pro forma revenues for the periods ended June 30, 2004, of $1,620,700 for three months and $3,198,770 for six months were announced.


ITEM 7. Financial Statements and Exhibits.

Exhibits:

99.1     Press Release July 23, 2004


ITEM 12.  Results of Operations and Financial Condition.

See Exhibit 99.1 announcing revenues for the periods ended June 30, 2004, of $1,620,700 for three months and $3,198,770 for six months. Reported revenues reflect the impact of the previously announced acquisition of the assets of Donlar Corporation on the first two quarters of 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2004

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

/s/ DAN O'BRIEN
---------------
Dan O'Brien
President